Financial: Tito Lima
Chief Financial Officer
717-735-4547 or tllima@sterlingfi.com

Media:
Mike Lambert
Corporate Communications
717-735-5558 or mwlambert@sterlingfi.com

FOR IMMEDIATE RELEASE

Sterling Financial Corporation of Lancaster, Pa.,
Receives Nasdaq Staff Determination Letter – Sterling to Appeal

LANCASTER, PA. (May 22, 2007) – Sterling Financial Corporation (NASDAQ: SLFI), announced today that, as expected, it received a Nasdaq Staff Determination letter on May 16, 2007 indicating that the Corporation was not in compliance with the filing requirements for continued listing on the Nasdaq Stock Market as set forth in Nasdaq Rule 4310(c)(14) and thus the Corporation’s common stock is subject to delisting from the Nasdaq Global Select Market at the opening of business on May 25, 2007. The notice was issued in accordance with standard Nasdaq procedures because the Corporation did not file its first quarter Form 10-Q for the quarter ended March 31, 2007 by the extended filing deadline of May 15, 2007. The Corporation has requested a hearing before the Nasdaq Listing Qualifications Panel which automatically stays the delisting procedure. This means that the Corporation’s common stock will remain listed and eligible for trading on the Nasdaq Global Select Market pending the Panel’s review and determination. However, there can be no assurance that the Panel will grant the Corporation’s request for continued listing.

As previously announced, the Corporation’s Audit Committee is conducting an independent investigation into financing contract irregularities at its affiliate, Equipment Finance LLC. As a result of this ongoing investigation, the Corporation delayed filing its quarterly report for the first quarter 2007.

The Corporation is committing all necessary resources to complete the investigation in a timely, thorough and professional manner. The Corporation plans to become current in its filing requirements as soon as practicable following the completion of the Audit Committee’s independent investigation so that the Corporation can be in compliance with Nasdaq’s continued listing requirements.

Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware. The group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry, and banking related insurance services. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; and investment, trust and brokerage services. Visit www.sterlingfi.com for more information.

Banking Group — Banks: Pennsylvania: Bank of Lancaster County, N.A.; Bank of Lebanon County; PennSterling Bank; and Pennsylvania State Bank. Pennsylvania and Maryland: Bank of Hanover and Trust Company. Maryland: Bay First Bank, N.A. Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions). Insurance services: Lancaster Insurance Group, LLC (independent insurance agency) and Sterling Financial Settlement Services, LLC (title insurance agency).
Financial Services Group — Specialty commercial financing: Equipment Finance LLC* (commercial financing company for the forestry, land clearing and construction industries). Fleet and equipment leasing: Town & Country Leasing, LLC* (nationwide fleet and equipment leasing/financing company). Trust, investment and brokerage services: Sterling Financial Trust Company* (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer).

*Wholly-owned subsidiaries of Bank of Lancaster County, N.A.

This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and future events could differ materially from those stated in such statements due to various factors. Among the factors that could cause actual results to differ materially include, but are not limited to, statements relating to the timing of filing the Corporation’s first quarter 10-Q and restatement of previously issued financial statements; the timing, results and effect of the independent Audit Committee investigation; the outcome of the Corporation’s planned hearing with Nasdaq and its appeal of any such determination; the potential delisting of the Corporation’s common stock from the Nasdaq Global Select Market; and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission. These statements are just management’s expectations and involve risks and uncertainties, such that actual results may differ significantly. Forward-looking statements are made as of the date of this press release and, except as required by law, the Corporation does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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